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                                                                       EXHIBIT 1

                       [Form of Underwriting Agreement]


                    International Lease Finance Corporation


                             Underwriting Agreement


                                                              November __, 1995
                                                              New York, New York



Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
c/o Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020

Dear Sirs:

          International Lease Finance Corporation, a California corporation (including its predecessor identified in the Registration Statement (as defined below), the "Company"), proposes to issue and sell to you (the "Underwriters") 1,000 shares of its Market Auction Preferred Stock (liquidation preference $100,000 per share), consisting of 500 shares of Series G (the "Series G MAPS") and 500 shares of Series H ((the "Series H MAPS") collectively together with the Series G MAPS, the "Securities").

          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to, and agrees with, each Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement, containing a preliminary prospectus, on such Form (Registration Statement No. 33-______), for the registration under the Act of the Securities. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form first used to confirm sales is hereinafter called the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Prospectus or

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     any preliminary prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Prospectus or any preliminary prospectus, as the case may be, deemed to be incorporated therein by reference.

          (b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, with only such exceptions that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each of Interlease Management Corporation, Interlease Aviation Corporation, Aircraft SPC-1, Inc., Aircraft SPC-2, Inc., Aircraft SPC-3, Inc., Atlantic International Aviation Holdings, Inc., a wholly-owned subsidiary of Interlease Management Corporation, and ILFC Aircraft Holding Corporation, which are the only domestic subsidiaries of the Company, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, with only such exceptions that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) The Securities have been duly authorized and, when issued and delivered by the Company, and paid for by the Underwriters, in accordance with the terms of

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     this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Securities is not subject to any preemptive rights.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.

          (g) The execution, filing and delivery, as the case may be, by the Company of, and the performance by the Company of its obligations under, this Agreement, the Auction Agent Agreement with Chemical Bank, the certificates of determination establishing the Series G MAPS and the Series H MAPS (collectively, the "Designation"), and the letter agreement among the Company, the Auction Agent and The Depository Trust Company (together, the "Basic Documents") will not contravene (i) any provision of applicable law, (ii) the Restated Articles of Incorporation (the "Restated Articles") or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, with only such exceptions which, in the case of clauses (i), (iii) and (iv) above only, would not be material to the Company and its subsidiaries, taken as a whole, or would not materially affect the performance of the Company's obligations under the Basic Documents and no consent, approval or authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Basic Documents, except (A) the filing of the Designation with the Secretary of State of the State of California, (B) the registration of the Securities pursuant to the Registration Statement under the Securities Act which has been declared effective and (C) such consents, approvals, authorizations, registrations or qualifications as may be required by the securities or Blue Sky laws of any jurisdiction in connection with the offer and sale of the Securities.

          (h) Each of the Basic Documents (except for this Agreement) has been duly authorized by all necessary corporate action of the Company and, assuming due authorization, execution and delivery by each of the other parties thereto, when executed and delivered by the Company at or before the Closing, will be a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting

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     creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (i) As of the date hereof, when the Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement) and when any supplement to the Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act, and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus, as supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the
                                                    --------  -------
     Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Prospectus.

          (j) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries, considered as a whole.

          2.  Purchase and Sale.  Subject to the terms and conditions and in
              -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to

                                      -4-
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each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share of $_________, the amount of the Securities set forth opposite such Underwriter's name in Schedule I hereto.

          3.  Delivery and Payment.  Delivery of and payment for the Securities
              --------------------
shall be made at the office of O'Melveny & Myers, 400 South Hope Street, Los Angeles, California at 7:00 a.m. Los Angeles time on __________ __, 1995 (or such later date not later than five business days after such specified date as the Underwriters shall designate), which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable in same day funds.

          On the Closing Date the Company shall deliver in respect of each series of Securities one certificate evidencing all of the shares of such series of Securities being sold on the Closing Date registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Interests in the Securities will be represented by book entries on the records of DTC as the Underwriters may request not less than three full business days in advance of the Closing Date. The Company agrees to have such certificates available for inspection by the Underwriters in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

          4.   Agreements.  The Company agrees with the several Underwriters
               ----------
that:

          (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will promptly advise the Underwriters (i) when the Prospectus shall have been filed (or transmitted for filing) with the

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     Commission, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) upon learning of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, both executed and conformed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required

                                      -6-
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     by the Act, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange for, and be responsible for expenses incurred in connection with, the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, and, if requested by the Underwriters, will arrange for the determination of the legality of the Securities for purchase by institutional investors.

          (f) From the date hereof until 30 days following the Closing Date, the Company will not, without the consent of the Underwriters, offer, sell or contract to sell, or announce the offering of, any shares of its preferred stock or any securities convertible into or exercisable or exchangeable for its preferred stock covered by a Registration Statement filed under the Act, other than the Securities sold hereunder.

          5.  Conditions to the Obligations of the Underwriters.  The
              ------------------------------------ ------------
obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Underwriters the opinion of corporate counsel for the Company, dated the Closing Date, to the effect that:

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                  (i) The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires it to be so qualified; provided,
                                                                  --------
          however, that the Company may not be so qualified in certain
          -------
          jurisdictions, the effect of which would not have a material adverse effect on the Company.

                  (ii) To the best knowledge of such counsel, Interlease Management Corporation, Interlease Aviation Corporation, Atlantic International Aviation Holdings, Inc., Aircraft SPC-1, Inc., Aircraft SPC-2, Inc., Aircraft SPC-3, Inc. and ILFC Aircraft Holding Corporation are the only domestic subsidiaries of the Company.

                  (iii) No subsidiary of the Company nor all of the subsidiaries of the Company taken as a whole is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act.

                  (iv) To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.

          (c) The Company shall have furnished to the Underwriters the opinion of O'Melveny & Myers, special counsel for the Company, dated the Closing Date, to the effect that:

                  (i) Each of the Company and Interlease Management Corporation, Interlease Aviation Corporation, Atlantic International Aviation Holdings, Inc., Aircraft SPC-1, Inc., Aircraft SPC-2, Inc., Aircraft SPC-3 and ILFC Aircraft Holding Corporation has been duly incorporated and is existing and in good standing under the laws of the jurisdiction in which it is incorporated.

                  (ii) The Company has the corporate power to own its properties and conduct its business as described in the Prospectus.

                                      -8-
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                  (iii) The Securities have been duly authorized by all
          necessary corporate action on the part of the Company and when issued, paid for and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Securities is not subject to any preemptive rights.

                  (iv) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

                  (v) Each of the Basic Documents (other than this Agreement, and the Designation) has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and except that the enforceability of such Basic Documents is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  (vi) No consent, authorization, order or approval of any California, New York or federal court or governmental agency or body is required on the part of the Company for the execution and delivery of this Agreement or for the issuance and sale of the Securities, except such as have been obtained under the Act and such as may be required under the Blue Sky or securities laws of any jurisdiction and such other approvals (specified in such opinion) as have been obtained.

                  (vii) The issuance of the Securities will not conflict with, result in a breach by the Company of, or constitute a default under, the Restated Articles or by-laws of the Company or the terms of any of the agreements, instruments, contracts, orders, injunctions or judgments identified to such counsel in an Officer's Certificate of the Company (a copy of which will be delivered with

                                      -9-
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          the opinion of such counsel) as agreements, instruments, contracts, orders, injunctions or judgments binding on the Company which have provisions relating to the issuance by the Company of equity securities and the breach of or default under or a conflict with which would have a material adverse effect on the Company and its subsidiaries considered as a whole, except that no opinion need be expressed regarding the effect, if any, of the issuance of the Securities upon the Company's compliance with any of the financial covenants contained in any of said agreements, instruments, contracts, orders, injunctions or judgments.

                  (viii) The Registration Statement has been declared effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

                  (ix) The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder, except that no opinion need be expressed concerning the financial statements and other financial and statistical information contained or incorporated by reference therein.

                  (x) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which is not filed or described as required.

                  (xi) The documents incorporated by reference into the Prospectus (the "Incorporated Documents") appear on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act, and the rules and regulations thereunder in effect at the respective dates of their filing, except that no opinion need be expressed concerning the financial statements and other financial and statistical information contained or incorporated by reference therein.

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                  (xii) The statements in the Prospectus under the caption
          "Description of MAPS," insofar as such statements constitute a summary of provisions of or the Securities, fairly present the information required therein by Form S-3.

                  (xiii) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940.

          Such counsel shall also state that on the basis of their review of the Registration Statement, the documents incorporated therein on the effective date of the Registration Statement, the Prospectus and the Incorporated Documents, and their participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, they do not believe that the Registration Statement and the documents incorporated therein on the date the Registration Statement became effective considered as a whole as of such date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and they do not believe that the Prospectus and the Incorporated Documents, considered as a whole on the date of the Prospectus and on the date of the opinion, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need not express any opinion or belief as to any document filed by the Company under the Exchange Act, whether prior or subsequent to the effective date of the Registration Statement, except to the extent that any such document is an Incorporated Document read together with the Registration Statement or the Prospectus and considered as a whole and as specifically stated in clause (xi) above, nor must such counsel express any opinion or belief as to the financial statements and other financial and statistical information included or incorporated by reference in the Registration Statement, the Prospectus or the Incorporated Documents.

          Such counsel shall also confirm its opinion to the Company, dated _________ __, 1995, and authorize the Underwriters to rely upon it as though it were addressed to them.

          (d) The Underwriters shall have received from Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters, such opinion or opinions, dated the

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     Closing Date, with respect to the issuance and sale of the Securities, the
     Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus.

          (f) On the date hereof and at the Closing Date, Ernst & Young shall have furnished to the Underwriters letters, dated as of the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and audit committee of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included or
                  incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                    (2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of each letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in total amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters; or

                    (3) the amounts included in any unaudited "capsule"
                  information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

          References to the Registration Statement and the Prospectus in this paragraph (f) are to such documents as amended and supplemented at the date of the letter.

          (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

          (h) Subsequent to the execution of this Agreement, there shall not have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Corporation and neither of said organizations shall have publicly announced that it has under consideration or review with negative implications any of the Company's debt securities.

          (i) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          6.   Reimbursement of Expenses.  (a) If the sale of the Securities
               -------------------------
provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          (b) If the sale of the Securities provided for herein is consummated as provided in Section 2, the Underwriters shall, on the Closing Date, reimburse the Company for its expenses in connection with the offering of the Securities up to an amount equal to [$125,000.]

          7.   Indemnification and Contribution.  (a) The  Company agrees to
               --------------------------------
indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities (including but not limited to the amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any and all expenses (including the fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability, action, investigation or proceeding; provided, however, that (i) the Company
                                     --------  -------
will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in connection with the preparation thereof, and (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in any preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by such Underwriter expressly for use in the preparation of the documents referred to in the foregoing indemnity.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
     Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such
                        --------  -------
     action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.
     Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
     (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by any Underwriter with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as
                   --- ----
     one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this

     Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent not already paid or payable pursuant to another provision of this Section 7. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold through such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this
     Section 7(d) to contribute are several in proportion to the respective principal amounts of Securities purchased by each such Underwriter and not joint.

          8.   Default by an Underwriter.  If any one or more Underwriters shall
               -------------------------
fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
          --------  -------
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the

Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          9.   Termination.  This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time any of the following shall have occurred: (i) since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth or contemplated in the Prospectus, which, in the Underwriters' judgement, makes it impracticable to market the Securities or enforce contracts for the sale of the Securities,
(ii) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or trading generally on either the New York Stock Exchange or the American Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iv) any outbreak or escalation of hostilities or other national or international calamity or crisis, if the effect of such outbreak, escalation, calamity or crisis would, in the Underwriters' reasonable judgment, make the offering or delivery of the Securities impracticable.

          10.  Representations and Indemnities to Survive. The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

          11.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and will be mailed, delivered or telegraphed and confirmed to the Underwriters or the Company, as the case may be, at their respective addresses set forth below:

     Morgan Stanley & Co. Incorporated
     1221 Avenue of the Americas, 4th Floor
     New York, New York 10020
     Attn:  Debt Syndicate Department

     Lehman Brothers
     Lehman Brothers Inc.
     American Express Tower - World Financial Center
     New York, New York 10285

     International Lease Finance Corporation
     1999 Avenue of the Stars, 39th Floor
     Los Angeles, California  90067
     Attn:  Chief Financial Officer

          12.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          13.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                              Very truly yours,

                              International Lease Finance
                                Corporation



                              By: ______________________



The foregoing Agreement is
hereby confirmed and accepted.

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.

By Morgan Stanley & Co. Incorporated



By: _____________________________

                                  SCHEDULE I


                                                     Market Auction         Market Auction
                                                     Preferred Stock        Preferred Stock
           Underwriters                              Series G               Series H
           ------------                              ---------------        ---------------
           Morgan Stanley & Co.
             Incorporated..........................  250 shares             250 shares

           Lehman Brothers Inc. ...................  250 shares             250 shares

                Total..............................  500 shares             500 shares

                                      -1-